Exhibit 99.2
ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
PRO FORMA COMBINED FINANCIAL INFORMATION
(UNAUDITED)

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
Introduction to Unaudited Pro Forma Combined Financial Information
The following unaudited pro forma combined balance sheet is presented to illustrate the estimated effects of our acquisition of the business and assets of Brand Interaction Group, LLC, a New Jersey limited liability (“BIG”). On June 21, 2010, Eclips Media Technologies, Inc. (“Eclips”), through its wholly-owned subsidiary SD Acquisition Corp., a New York corporation (“SD”), acquired (the “Acquisition”) the business and certain assets and assumed certain liabilities of BIG.
The Unaudited Pro Forma Combined Financial Information has been prepared using the purchase method of accounting for this business acquisition. The financial statements of Eclips included in the following unaudited pro forma combined financial statements are derived from the audited financial statements of Eclips for the year ended December 31, 2009 as filed in the Company’s 10-K for the period ended December 31, 2009. The financial statements of BIG included in the following unaudited pro forma combined financial statements are derived from the audited financial statements of BIG for the year ended December 31, 2009 contained elsewhere in this Form 8-K. The unaudited pro forma combined balance sheet is prepared as though the transactions occurred at the close of business on December 31, 2009. The pro forma combined statement of operations gives effect to the transactions as though they occurred on January 1, 2009.
Because the selected unaudited pro forma combined financial information is based upon BIGs’ financial position and BIGs’ operating results during periods when this entity was not under the control, influence or management of Eclips, the information presented may not be indicative of the results that would have actually occurred had the transactions been completed at January 1, 2009 nor is it indicative of future financial or operating results of the combined entity.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	Eclips Media
	Technologies, Inc.	Brand Interaction
	and Subsidiaries	Group, LLC
	December 31,	December 31,
	2009	2009		Pro Forma Adjustments			Pro Forma
	Historical	Historical		Dr.		Cr.	Balances
	(Unaudited)	(Unaudited)					(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$—	$5,392		$—		$—	$5,392

Total Current Assets	—	5,392		—		—	5,392

Property and equipment, net	—	—		—		—	—
Software, net	—	—		—		—	—
Goodwill	—	—	(1)	868,152		—	868,152
Intangible Assets, net	—	4,296		—		—	4,296

Total Assets	$—	$9,688		$868,152		$—	$877,840

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Note payable	$—	$120,000	(2)	$120,000		—	$—
Accounts payable and accrue expenses	167,686	56,714	(2)	41,714	(1)	68,152	250,838
Derivative liability	67,147	—		—		—	67,147
Due to related parties	—	127,206	(2)	127,206		—	—

Total Current Liabilities	234,833	303,920		288,920		68,152	317,985

LONG -TERM LIABILITIES:
Convertible debentures, net of debt discount	7,620	—		—		—	7,620

Total long-term liabilities	7,620	—		—		—	7,620

Total liabilities	242,453	303,920		288,920		68,152	325,605

STOCKHOLDERS’ DEFICIT:

Preferred stock, $.0001 par value; 10,000,000 authorized
Series A, 3,000,000 issued and outstanding	300	—		—		—	300
Series B, none issued and outstanding	—	—		—		—	—
Series C, none issued and outstanding	—	—		—		—	—
Series D, none issued and outstanding	—	—		—		—	—
Common stock; $.0001 par value; 750,000,000 shares authorized; 129,725,338 shares issued and outstanding	12,972	—			(1)	2,000	14,972
Additional paid-in capital	24,224,685	(16,507)			(1)(2)	1,086,920	25,295,098
Accumulated deficit	(24,480,410)	(277,725)		—		—	(24,758,135)

Total Stockholders’ Deficit	(242,453)	(294,232)		—		1,088,920	552,235

Total Liabilities and Stockholders’ Deficit	$—	$9,688		$288,920		$1,157,072	$877,840

See accompanying notes to unaudited pro forma combined financial statements.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	Eclips Media
	Technologies, Inc.	Brand Interaction
	and Subsidiaries	Group, LLC
	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2009	2009	Pro Forma Adjustments		Pro Forma
	Historical	Historical	Dr.	Cr.	Balances
	(Unaudited)	(Unaudited)			(Unaudited)

Net revenues	$—	$121,642	$—	$—	$121,642

Operating Expenses:
Cost of revenues	—	147,972	—	—	147,972
Payroll expense	117,249	—	—	—	117,249
Professional fees	114,938	2,178	—	—	117,116
Sales and marketing	—	148,577	—	—	148,577
Other general and administrative	47,509	61,187	—	—	108,696

Total Operating Expenses	279,696	359,914	—	—	639,610

Loss from continuing operations	(279,696)	(238,272)	—	—	(517,968)

Other expense:
Loss on disposal of property and equipment	(59,429)	—	—	—	(59,429)
Change in fair value of derivative liability	233	—	—	—	233
Interest expense	(2,110)	(2,944)	—	—	(5,054)

Total Other Expense	(61,306)	(2,944)	—	—	(64,250)

Loss from continuing operations before provision for income taxes	(341,002)	(241,216)	—	—	(582,218)

Provision for income taxes	—	—	—	—	—

Loss from continuing operations	(341,002)	(241,216)	—	—	(582,218)
Loss from discontinued operations, net of tax	(1,907,663)	—	—	—	(1,907,663)

Net loss available to common shareholders	$(2,248,665)	$(241,216)	$—	$—	$(2,489,881)

Net loss per common share:
Basic and Diluted	$(0.02)				$(0.02)

Weighted avergae shares outstanding:
Basic and Diluted	129,725,338				149,725,338

See accompanying notes to unaudited pro forma combined financial statements.

ECLIPS MEDIA TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Unaudited pro forma adjustments reflect the following transaction:

1)
Goodwill	868,152
Account payable		68,152
Common stock, at par		2,000
Additional paid-in capital		798,000

This adjustment reflects the effect of applying purchase accounting to the acquisition of business and assets of Brand Interaction Group, LLC and the assumption of certain liabilities including the issuance of 20,000,000 shares of common stock valued at $800,000, direct closing cost of $68,152 and the recording of goodwill. The recording of goodwill is based upon a preliminary valuation and allocation of purchase price.

2)
Note payable	120,000
Accounts payable and accrued expenses	41,714
Due to related parties	127,206
Additional paid-in capital		288,920

This adjustment reflects certain liabilities not included in the acquisition of business of Brand Interaction Group, LLC based on the Asset Purchase Agreement.